                              DATED MARCH 30, 1998




                           MORRIS MECHANICAL HANDLING


                                      -and-



                                  K B NORRIDGE




                                ----------------


                                SERVICE AGREEMENT


                                 ---------------

    THIS AGREEMENT is made the 30th day of March, One thousand nine hundred and ninety-eight

    BETWEEN:-

    (1) MORRIS MECHANICAL HANDLING whose registered office is at P.O. Box 7, North Road, Loughborough LE11 1RL.

    (2) KENNETH BRUCE NORRIDGE of 28 Sanders Road, Quorn, Leicestershire.

    WHEREBY IT IS AGREED THAT:-

1. INTERPRETATION AND DEFINITONS

    1.1 In this Agreement the following words, phrases and expressions shall have the following meanings:-


            "the Board"                          the  Directors  of the Company  present at a
                                                 meeting  of  the  Directors  or  at  a  duly
                                                 convened  meeting  of  a  Committee  of  the
                                                 Directors

            "the Commencement Date"              the date of this agreement

            "the Company"                        Morris Mechanical Handling
                                                 Limited

            "the Executive"                      Kenneth Bruce Norridge

            "the Group"                          the   Company  and  its   subsidiaries   (as
                                                 defined  in  the   Companies   Act  1985  as
                                                 amended by the  Companies  Act 1989) and any
                                                 associated  company (which  expression shall
                                                 mean any company  which is not a  subsidiary
                                                 of  which  not less  than 20% of its  equity
                                                 share capital is  beneficially  owned by the
                                                 Company)  of the Company  together  with MMH
                                                 Holdings,    Inc.,   a   Delaware,    U.S.A.
                                                 corporation.


    1.2 Any reference to a statutory provision shall be deemed to include all re-enactments and modifications of it or the provision referred to and any regulations made under it or under the provision referred to.

    1.3 The headings in this Agreement have been inserted for convenience only. They are not to affect its interpretation.

2. THE EXECUTIVE'S APPOINTMENT

    2.1 The Company will employ the Executive and the Executive will serve the Company on and subject to the terms and conditions of this Agreement.

    2.2 The Executive's employment began on the Commencement Date. The Executive's period of continuous employment (taking into account any employment with a previous employer which counts towards that period) began on 1st January 1979.

    2.3 The Executive's employment will continue from the Commencement Date and thereafter unless and until it is terminated pursuant to clause 10 or by either:-

        2.3.1 the Company giving to the Executive not less than twelve months written notice; or

        2.3.2 The Executive giving to the Company not less than twelve months written notice.

3. THE EXECUTIVE'S DUTIES AND OBLIGATIONS

    3.1 The Executive is to act as Vice President, Europe and Africa Region of Morris Mechanical Handling, Inc., reporting to the Chairman.

    3.2 Whilst the Executive is employed by the Company he will:-

        3.2.1 perform his duties with reasonable skill and care and to the best of his ability

        3.2.2 comply with all reasonable directions from time to time given to him by the Board and at all times keep the Board properly informed of matters which come to his attention which may materially affect the business of the Company or any member of the Group

        3.2.3 devote the whole of his working time, abilities and attention to his duties

        3.2.4 work such hours as the Company may reasonably require whether or not these are outside normal business hours

        3.2.5 at all times serve the Company and the Group well and faithfully.

    3.3 Whilst the Executive is employed by the Company he will not:-

        3.3.1 do anything which may in the reasonable opinion of the Board bring any member of the Group into disrepute or harm the goodwill or commercial image of any member of the Group or which is or is likely to be damaging or prejudicial to the business and/or commercial interests of the Company or the Group

        3.3.2 be engaged or interested (except with the prior written approval of the Board) in any other trade, profession, business or occupation (including any public or private activity which in the reasonable opinion of the Board may interfere with the proper performance of his duties) or hold any directorship or other office in any company or other body whether incorporated or unincorporated.

    3.4 Nothing contained in this Agreement shall preclude the Executive from holding not more than 3% of the issued shares or other securities of any class of a company which are quoted or dealt in on a recognized Stock Exchange.

    3.5 The initial location of the Executive is at North Road, Loughborough. The Executive will however travel both within the UK and abroad as may be necessary for the proper performance of his duties and will spend nights away from the initial location and/or his home where that is necessary for the performance of his duties. The Executive will not be required without his consent to locate his office on a full time basis whether permanently or temporarily to any place outside a radius of 50 miles from the initial location.

    3.6 There are no disciplinary rules on the date of this Agreement which are specifically applicable to the Executive (other than the provisions of this Agreement). The Executive shall be expected to behave at all times in a manner appropriate to his position and responsibilities and to comply with any staff rules in force from time to time. The Board may however introduce and amend such disciplinary rules as it thinks fit.

    3.7 If the Executive is dissatisfied with any disciplinary action taken against him or has any grievance relating to his employment he may apply for redress to the Chairman of the Company whose decision shall be final and binding, subject to any recourse to law which the Executive may have.

    3.8 Unless the Board prescribes otherwise, and save as expressly provided in the Agreement there will be no specific terms or conditions relating to the Executive's hours of work. The Executive shall work such hours as may be necessary or appropriate from time to time to carry out his duties properly and effectively.

4. RENUMERATION AND EXPENSES

    4.1 The Executive will receive a salary at the rate of L79,000 per annum. This will be reviewed by the Board (or by any Compensation or Remuneration Committee established for that purpose) at least once a year.

    4.2 The salary is payable by equal monthly installments in arrears on the last day of each month (or such other day as the Board shall from time to time decide). It will be deemed to accrue from day to day.

    4.3 The salary includes all remuneration or fees to which the Executive shall be entitled as a Director or officer of any member of the Group.

    4.4 The Company or the relevant Group member will reimburse all reasonable travelling, hotel, entertaining and other expenses properly incurred by the Executive in the performance of his duties. The Executive will provide whatever receipts or other supporting documentation may be required and will comply with the Company's policy and rules relating to the incurring and reimbursement of expenditure as may be in force from time to time.

    4.5 The Executive will be entitled to receive a bonus calculated and paid in accordance with the provisions of the management bonus scheme from time to time maintained by the Company.

    4.6 For each of 1998 and 1999, the Executive shall receive an additional payment in the amount of L56,250.

    4.7 The Company will pay any monies to which the Executive is entitled pursuant to this Agreement to such person as the Executive shall request in writing (anywhere in the world).

    4.8 The Executive shall be eligible to receive an initial option grant with respect to _____ "Equity Units" (as defined under the Company's Option Plan in accordance with the general terms set forth in Schedule A).

5. BENEFITS

    5.1 The Company will provide for the private and business use of the Executive a suitable motor car in accordance with the policy of the Company as determined by the Board from time to time.

    5.2 The Company will pay the cost of insuring, taxing and maintaining the car and will reimburse the Executive all the business and private running expenses thereof. The Executive will ensure that the car is serviced in accordance with the manufacturer's recommendations and that he complies at all time with the requirements and provisions of the policy of insurance in force in respect of the car from time to time.

    5.3 The car is to remain the property of the Company. On termination of this Agreement the Executive is to return it in good condition (fair wear and tear excepted) to the Company together with its keys and all documents relating to it.

    5.4 The Executive shall be entitled to benefits under such private health plan as the Board may determine from time to time (on the National Scale appropriate to the nearest hospital to the Executive's home) under its rules from time to time in force for the benefit of the Executive his spouse and his children who are resident in the United Kingdom and are under the age of 21 or who are more than that age but are engaged in a full time course of education.

    5.5 The Company will reimburse the Executive with all reasonable expenses incurred by the Executive arising out of the Executive's use of his home telephone.

    5.6 The Executive will be paid an allowance of L1,685 per month for housing, utilities and related expenses (net of taxation and national insurance which will be payable by the Company). Such sum will cease to be payable if the Executive ceases to reside in the United Kingdom.

    5.7 The Company will support an application for a new or extended work permit on expiry of the Executive's current work permit.

    5.8 The Company will pay the cost of all reasonable professional fees charged in connection with the Executive taking advice in relation to personal taxation and work permit matters not to exceed L2,500 per annum.

6. PENSION

    6.1 Subject to the terms of the Trust Deed, the Scheme rules and any other scheme documentation from time to time in force the Executive will be entitled to join and be a member of the pension scheme or schemes to be established by the Company and the Company will procure that the benefits to which the Executive is entitled pursuant to such scheme or schemes are equal in value overall to the benefits which the Executive would have been entitled to under the Trafalgar House Executive Pension Scheme ("the Scheme") in respect of the Executive's service in the scheme to the Commencement Date. If he does so he will make contributions to and will be entitled to benefits under the Scheme in accordance with the Trust Deed and rules relating to it for the time being in force.

    6.2 A Contracting-Out Certificate issued under the Social Security Pension Act 1975 is in force in respect of the Executive's employment.

7. HOLIDAYS

    7.1 The Executive will be entitled (in addition to normal pubic and Bank holidays) to 25 working days' paid holiday each year. For these purposes the holiday year. For these purposes the holiday year starts on the 1st January.

    7.2 If the employment of the Executive is terminated during any calendar year he will be entitled to accrued holiday pay of one day's salary for each day of his accrued entitlement which he has not taken. These provisions will not apply if this Agreement is terminated pursuant to clause 10.1 in which event the Executive will have no claim for accrued holiday pay.

    7.3 For the purposes of clause 7.2 holidays are deemed to accrue from day to day and any holiday entitlement in respect of any holiday year not utilized by the end of that year shall be forfeit.

    7.4 All holidays are to be taken at times approved by the Board.

    7.5 The Company may require the Executive to take any unused holiday during any period of notice given by either party to terminate this agreement.

8. SICKNESS AND MEDICAL EXAMINATION

    8.1 If the Executive is prevented by sickness or injury from properly performing his duties under this Agreement:-

        8.1.1 during the first six continuous months of such absence he will be entitled to continue to receive the salary and benefits set out herein at full rate. After such period payment (other than payment of any Statutory Sick Pay to which the Executive may be entitled) will cease and the provisions of clause 8.3 will apply.

        8.1.2 He will claim all state sickness benefits available to him and account to the Company for these during the period in which he receives sick pay.

    8.2 Any salary paid to the Executive by virtue of clause 8.1.1 shall be deemed to satisfy any entitlement of the Executive to receive Statutory Sick Pay for the period to which the salary relates.

    8.3 If the Executive continues for more than six continuous months to be prevented by sickness or injury from properly performing his duties the Executive will be entitled to such benefits as are available to him from time to time under the rules of the permanent health insurance scheme of the Company and the payment of salary or other benefits shall be at the discretion of the Board. This clause takes effect subject to clause 10.

    8.4 Salary paid by the Company to the Executive in respect of any period of absence resulting from the negligence of a third party shall be recoverable by the Company out of any damages he the is paid by or on behalf of that third party.

    8.5 The Board may at its discretion require the Executive to furnish evidence satisfactory to it of any sickness or injury of the Executive. It may also require him from time to time to undergo a medical examination by a medical practitioner nominated by the Company. The Company will bear the costs of any such examination and will be entitled to full disclosure of the results.

9. CONFIDENTIALITY

    9.1 By virtue of his senior position the Executive acknowledges that he will acquire detailed knowledge of the commercial affairs and business transactions of the Company and the Group including without limitation trade secrets and confidential information about customers, suppliers, terms of sale, terms of supply, plans for growth and expansion and technical and product improvements and developments. The Executive is hereby made expressly aware and agrees that all of such information ("the Confidential Information") is the property of and confidential to the Company and the Group.

    9.2 The Executive shall keep secret and shall not at any time (either during the continuance of this Agreement or after its termination howsoever arising) divulge to any person or use of copy for his own or another's benefit any of the Confidential Information. The Executive will use reasonable endeavours to prevent the publication or disclosure of any such information and will notify the Board forthwith of any instances of disclosure of which he is aware.

    9.3 The restrictions set out in clause 9.2 are not to apply to information:-

        9.3.1 divulged by the Executive in the proper performance of his duties

        9.3.2 required by an order of the Board any Court of competent jurisdiction to be disclosed by the Executive

        9.3.3 within the public domain through no fault of the Executive.

10. TERMINATION

    10.1 The company may (without prejudice to and in addition to any other remedy and notwithstanding the provisions of clause 2.3) terminate this Agreement (and Executive's employment) immediately and without notice or payment in lieu of notice upon the death of Executive, the expiration of the term hereof, or for "Cause". Cause shall exist if the Executive:-

        10.1.1 becomes a patient within the meaning of the Mental Health Act 1983 or is otherwise absent from work through sickness or disability for a period exceeding six months in any twelve month period

        10.1.2 is declared bankrupt by a court of competent jurisdiction, applies for a receiving order or administration order, has a receiving order or administration order made against him or enters into any arrangement or composition with his creditors or otherwise takes the benefit of any statutory provision for the relief of insolvent debtors

        10.1.3 without reasonable cause neglects refuses or fails to perform all or any of his duties under this Agreement to an extent which is material and continues to do so after having been warned in writing by the Board about such neglect refusal or failure

        10.1.4 at any time and for whatever reason resigns from any Directorship which he holds within the Group without the consent of the Board or is disqualified from acting as a Director.

    10.2 A decision to terminate the Executive's employment pursuant to the provisions of clause 10.1 shall be effective if taken or approved or ratified by the Board and shall be communicated to the Executive in writing.

    10.3 The employment of the Executive and this Agreement will come to an end automatically on the last day of the month in which the Executive reaches normal retirement age. This is currently 65 years of age.

    10.4 Upon the termination of this Agreement under clause 10.1 or 10.3 the Executive will be entitled to receive only the Accrued Benefits described in clause 10.5.3(i). If Executive's employment is terminated during the term hereof other than for Cause, death or the attainment of age 65, Executive shall be entitled to receive all of the benefits described in clause 10.5.3.

    10.5 The Executive's termination of this Agreement is governed under the provisions set forth below.

        10.5.1 Upon termination of this Agreement by Executive other than for "Good Reason" (as hereinafter defined), Executive shall be entitled to receive only the Accrued Benefits described in clause 10.5.3(i).

        10.5.2 Executive may terminate his employment under this Agreement for Good Reason at any time during the term hereof unless this Agreement has previously expired or been terminated by reason of (i) the death of Executive, (ii) attainment by Executive of age 65; (iii) termination of this Agreement by the Company for Cause, or (iv) voluntary termination of this Agreement by Executive other than for Good Reason. Termination by Executive for "Good Reason" shall mean termination by Executive of his employment hereunder because of:-

            (i) the failure by the Company to pay or cause to be paid the base salary, benefits, and bonus required by this Agreement and a continuation of such failure for 10 days after the Company receives notice thereof; or

            (ii) a material diminishment in the responsibilities and duties assigned to Executive by the Company or any other material breach by the Company of any of the terms of this Agreement and the continuation of such breach for thirty days after the Company shall have received written notice of such breach, which notice shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated.

        10.5.3 Upon any termination by Executive of his employment under this Agreement for Good Reason, the Company shall forthwith:-

            (i) pay or cause to be paid to Executive in cash the following accrued benefits ("Accrued Benefits"): (A) all salary earned or accrued through the termination date; (B) reimburse Executive for any and all monies advanced by the Executive in connection with Executive's employment for reasonable and necessary expenses incurred by Executive through the termination date; and (C) pay all other amounts and benefits to which Executive may be entitled under the terms of any benefit plan of the Company. Payment of amounts other than those described in subsection (C) hereof shall be made within 10 days after the termination date. Payment of amounts under subsection (C) hereof shall be pursuant to the terms of any such plans either by the Company or a trust implementing such plan; and

            (ii) pay or cause to be paid to Executive (a) for one year after his termination, the annual base salary payable to Executive hereunder immediately prior to such termination in accordance with the Company's normal payroll practices, and (b) a lump sum, payable upon termination, arrived at by multiplying L56,250 by a number equal to two minus "X", where "X" equals the number of times Executive received the additional amount payable pursuant to clause
            4.6 hereof.

        In addition, for purposes of the Company's medical, dental and life insurance programs, Executive shall be considered and deemed for a period of one year following such termination or until Executive attains the age of 65 or until reasonably equivalent benefits are paid or extended by a new employer, whichever first occurs, to be a full-time employee of the Company and be entitled to all benefits, rights and privileges thereunder. If at the end of such year, if Executive has not attained the age of 65 or has not previously received or is not then receiving equivalent benefits from a new employer, the Company shall arrange, at its sole cost and expense (but not including premiums therefor), to enable Executive to convert the coverage under such polices to equivalent individual policies.

    10.6 On the termination of the Executive's employment for any reason:-

        10.6.1 the Executive will at the request of the Company immediately resign from all directorships within the Group then held by him. The Executive irrevocably authorizes the Company to appoint some person in his name and on his behalf to sign any documents and do any things necessary to effect such resignation should he fail to do so himself.

        10.6.2 the Company may deduct from any salary or wages due from it to the Executive any monies which are due from the Executive to it or to the Group.

        10.6.3 the Executive will return forthwith to the Company all books, papers, records, correspondence, notes, memoranda, sketches, technical drawings, specifications, and other documents and all other property belonging to the Company, to the company's Head Office or as the Board shall otherwise direct.

         10.7 Any provision of this Agreement which is expressed to have effect after its termination will continue in force in accordance with its terms.

11. POST TERMINATION OBLIGATIONS

    11.1 The Executive shall not, directly or indirectly, during the period of twelve months immediately following the termination of this Agreement in any Specified Capacity:-

        11.1.1 solicit or endeavour to solicit orders from or entice away from any Relevant Company as defined in clause 11.4.3 in connection with any business falling within the definition of "Specified Business" set out in clause 11.4.2 or deal with any person, firm, company or organization who shall have been a client or customer of any Relevant Company during the twelve months preceding such termination; and

        11.1.2 attempt to induce or persuade any person who was employed by any Relevant Company at the date of the termination of this agreement or at any time during the twelve months preceding such termination to leave such employment.

    11.2 The Executive shall not, directly or indirectly, during the period of twelve months after the termination of this agreement within the Specified Areas in any Specified Capacity carry on or be interested, engaged or concerned in all or any of the Specified Businesses in competition with (i) the Company or (ii) any member of the Group.

    11.3 The restrictions in clauses 11.1 and 11.2

        11.3.1 shall not apply to the Executive if this Agreement is terminated by the Company in breach of contract or if an industrial tribunal makes an award of compensation for unfair dismissal against the Company in respect of the termination of the Executive's employment; and

        11.3.2 any period of notice which is worked by the Executive following termination or notice of termination by the Company shall be deducted from the twelve month period for which paragraphs 11.1 and 11.2 would otherwise apply; and

        11.3.3 are considered by the parties to be reasonable in all the circumstances and for the legitimate and necessary protection of the Confidential Information customer and trade connection of the Company and the Group. If, however, any restriction is found by a Court to be void as going beyond what is reasonable in all the circumstances the restrictions will apply with such modifications as may be necessary to render them valid and effective.

    11.4 For the purposes of this clause:-

        11.4.1 "Specified Capacity" means each of the following capacities:-

            11.4.1.1 as principal whether solely or jointly with any other person

            11.4.1.2 as partner with any other person

            11.4.1.3 as agent for any other person

            11.4.1.4 as an employee of any other person

            11.4.1.5 as an officer of any company or

            11.4.1.6 as the owner of any interest in any shares or other securities in any company (other than in accordance with clause 3.4).

        11.4.2 "Specified Business" means each of the following taken separately:-

            11.4.2.1 the design, manufacture, sale and distribution of cranes, lifting equipment and associated and component products and/or

            11.4.2.2 each other business and/or activity of each member of the Group with or in which the Executive has been involved or had responsibility for during the 12 months immediately preceding the termination of this agreement.

        11.4.3 "Relevant Company" means (i) the Company; and (ii) any member of the Group.

        11.4.4 "Specified Areas" includes the United Kingdom, Europe and Africa.

    11.5 Each of the obligations contained in clause 11.1 above shall be a separate and several obligation.

12. INVENTIONS

    12.1 If at any time during the continuance of this Agreement the Executive shall discover, make or conceive either by himself or jointly with any other person or persons any invention, discovery, formula, design, process, adaptation or improvement ("Intellectual Property") which relates to or is connected with or capable of being worked or employed in connection with any trade or business for the time being carried on by the Company and or the Group he shall forthwith supply in writing full particulars concerning the same to the Company.

    12.2 All ("Intellectual Property") which is either made in the course of the normal duties of the Executive or in the course of duties falling outside his normal duties but specifically assigned to him shall upon the discovery making or conception thereof belong to and vest in the Company absolutely and beneficially together with all rights to apply for patent or other protection thereby obtained. The Executive shall if so required by the Company and at the expense of the Company take all such steps and execute such documents as may be necessary fully and effectually to vest in the Company or as it may direct the full benefit of the said Intellectual Property and to give to the Company or its nominees such protection as it may require in respect thereof in any part of the world whether by way of patents or otherwise howsoever.

    12.3 In the event of any dispute arising between the Company and the Executive as to whether or not any invention communicated falls within the scope of sub-clause 12.2 hereof application will be made jointly by the Company and the Executive to the Comptroller General of Patents in accordance with Section 8 of the Patents Act 1977 for determination of the matter and his decision shall be final and binding.

    12.4 The Executive acknowledges that inventions may reasonably be expected to result from the carrying out of his normal duties and of any duties specifically assigned to him within the meaning of Section 39(1)(a) of the Patents Act 1977.

    12.5 The Executive acknowledges that because of the nature of his duties and the particular responsibilities arising from the nature of his duties he has a special obligation to further the interests of the undertaking of the Company and the Group within the meaning of Section 39(1)(a) of the Patents Act 1977.

    12.6 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute such instrument or do such things and generally to use his name for the purpose of giving to the Company (or its nominee) the benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case. It is hereby agreed between the parties that the provisions of this Clause 12 shall survive in their entirety the termination of the Executive's employment for whatsoever reason.

13. PAYMENT

    Subject to applicable law, any payment to which the Executive is entitled to under the Agreement (including without limitation the bonus to which the is entitled to be paid pursuant to clause 4.6 and the pension contributions which the Company is to pay pursuant to clause 6.1) shall be paid to such person as the Executive shall direct (anywhere in the world).

14. NOTICES

    14.1 Any notice to be given under this Agreement to the Executive may be given to him personally or sent to him by prepaid first class letter addressed to him at his last known place of residence. Any notice to be given to the Company may be served by leaving it at or sending it by prepaid first class letter to its registered office for the time being.

    14.2 Any notice served by post shall be deemed to have been served forty-eight hours after it was posted and proof that the notice was properly addressed, pre-paid and posted shall be sufficient evidence of service.

15. GOVERNING LAW

    This agreement shall be interpreted and enforced in accordance with the laws of England.

16. SUPERSESSION OF PREVIOUS AGREEMENTS

    This Agreement supersedes and is in substitution for any subsisting agreements between the Company (or any Group member) and the Executive relating to his employment. All such subsisting agreements are terminated by mutual consent with effect from the Commencement Date.

     IN WITNESS whereof the parties have executed this Agreement on the date set out above.



EXECUTED as a Deed by

MORRIS MECHANICAL HANDLING LIMITED
in the presence of: /s/ Steve Davis
                    Director

SIGNED as a DEED by the
said KENNETH BRUCE NORRIDGE
in the presence of: /s/ Kenneth Bruce Norridge

                                   Schedule A

                                   Option Plan



Number of Shares Reserved:                  1,186.0849  shares of common  stock and  4,328.2500  shares of
                                            Series  C  preferred   stock  in  MMH   Holdings,   Inc.  (the
                                            "Company"),  with a value of $8.1  million on the Closing Date
                                            (such grant to be  denominated  in 8,100 units,  consisting of
                                            0.1464  shares of common  stock and 0.5344  shares of Series C preferred stock units and  hereinafter  referred to as "Equity
                                            Units").

Amount of Initial Grant:                    An initial  option grant (the  "Initial  Grant") shall be made with  respect to the  number of Equity  Units set forth in the
                                            Employment  Agreement.   Additional  option  grants  shall  be
                                            made as determined  by the Board of Directors or  Compensation
                                            Committee  of  the  Company.  The  Initial  Grant  and  future grants  shall be from a pool of 8,100  Equity  Units set aside for such grants.

Exercise Price:                             The  exercise  price of an Equity  Unit shall be equal to: (i)
                                            the fair market  value of a share of common  stock on the date of grant  multiplied  by the number of shares of common  stock
                                            covered  by  the  Equity  Unit,   plus  (ii)  the  liquidation
                                            preference  multiplied  by the  number of shares of  preferred stock  covered by the Equity Unit.  The  exercise  price would have been $1,000 on the Closing Date.

Term:                                       Options, or any portion thereof,  not previously  exercised or terminated will expire ten years from the date of grant.

Method of Exercise:                         Prior  to an  "initial  public  offering"  of  Frasier  or any subsidiary company,  cash only;  provided,  however, the Board of  Directors  or  Compensation  Committee  of the Company may
                                            authorize   cashless   exercises.   An  option   may  only  be
                                            exercised  with respect to whole  Equity  Units  (i.e.,  as to all the shares of common  stock and  preferred  stock  covered by the Equity Unit).
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

Termination of Employment:                  Upon the occurrence of an "Employment-Related Event,"
                                            options,   to  the   extent   vested   on  the   date  of  the
                                            Employment-Related  Event,  shall be  exercisable  for 90 days from such date.  80% of all A Options  and B Options  and 100%
                                            of C  Options  which  are  not  vested  on  the  date  of  the
                                            Employment-Related Event shall be forfeited.

                                            Upon the occurrence of a Termination Event all options (vested and nonvested) shall terminate on the date of the Termination Event.

Call on Shares Acquired                     In the event of the Executive's termination of employment for any
on Exercise of Option:                      reason (Employment Related Event or Termination Event) prior to an
                                            "initial public offering" of the shares of the Company, all shares of the Company held by Executive shall be subject to a "call" by the
                                            Company at the FMV on the date of the "call"). In the event that the
                                            Company is restricted from purchasing such shares for cash under any applicable financing or other agreements, the Company may issue the
                                            Executive a note or such other permissible security (which shall contain commercially reasonable terms) in full satisfaction of such call.

Tag-along Rights:                           The Executive will have the same tag-along rights as set forth in paragraph 8 of the Term Sheet for Equity Investment Stockholders Agreement
                                            (attached as Exhibit E to the Recapitalization Agreement among Harnischfeger
                                            Corporation, the Sellers named therein and MHE Investments, Inc., dated
                                            January 28, 1998).

Restrictions on Transfer:                   Options will be non-transferable, except without consideration to a trust or partnership the only beneficiaries or partners (as the case may be) of which are immediate family member of Executive; shares obtained upon the exercise of options may be transferred only in accordance with the laws of descent and distribution.

                                            Other than with respect to transfers of options pursuant to the preceding sentence, no third party shall have any direct or indirect beneficial interest

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                                       2

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


                                            in the options or the shares obtained upon the exercise thereof.

Vesting:                                    A Options: 1/3 of the total number of Equity Units subject to the
                                            Initial Grant shall vest ratably (25% a year) on each of the first through fourth anniversaries of the date of grant ("A Options"), provided the Executive is in the employ of the Company on each such date.

                                            If there is a Change in Control (as defined in Schedule D to the
                                            Employment Agreement) prior to the fourth anniversary of the date of grant, and the Executive is still in the employ of the Company, all unvested A Options shall vest.

                                            B Options: 1/3 of the total number of Equity Units subject to the
                                            Initial Grant shall vest 25% a year at the end of each of 1999, 2000,
                                            2001, and 2002, subject to satisfaction of the applicable
                                            EBITDA-based "Performance Hurdle" for each such year ("B Options"). In the event that the Performance Hurdle is not met for any particular year, the applicable portion of the B Options which did not vest will be carried over to the next year. Thus, if on a cumulative basis, the aggregate Performance Hurdles for such two year period are met, any portion that did not vest previously, shall vest. For example, if the Performance Hurdle is not met in 1999, but on a cumulative basis
                                            (i.e., the sum of EBITDA for 1999 and 2000 equals or exceeds the sum of the Performance Hurdles for 1999 and 2000) the unvested B Options attributable to 1999 and 2000 will vest in 2000. Any portion of B
                                            Options which does not vest because of not meeting the relevant
                                            Performance Hurdle in a particular year or on a cumulative basis in a subsequent year will be treated like C Options upon the "Determination
                                            Date" (defined below) and will vest if the relevant performance criterion for C Options is satisfied.

                                            For purposes of the B Options, Performance Hurdle shall mean the precise EBITDA target attached as Exhibit I for fiscal years
                                            1999-2002, which in the event of any acquisition will be increased by the pro

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


                                            forma projections used in approving any such acquisitions.

                                            The Board shall certify to Executive the attainment or lack of attainment of the applicable Performance Hurdles with respect to any calendar year as soon as practicable following the receipt of audited financial statements of the Company.

                                            If there is a Change in Control prior to the end of fiscal year
                                            2002, and the Executive is still in the employ of the Company, unvested
                                            B Options shall vest only if the criterion for the vesting of C
                                            Options is met, as provided in the next section.

                                            C Options: 1/3 of the total number of Equity Units subject to the
                                            Initial Grant, plus any B Options which did not vest and have been carried forward, shall vest if the Internal Rate of Return earned by the Company exceeds 40% by the "Determination Date," ("C Options")
                                            and the Executive is still in the employ of the Company on the
                                            Determination Date.

                                            The Determination Date regarding the attainment of the Internal Rate of
                                            Return shall be the closing date of a "Change of Control".

Initial Public Offering                     After an initial public offering, and subject to the approval of the
                                            Compensation Committee, the Executive will be permitted to exercise his vested options and sell his Equity Units.


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